UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2008

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.
1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive offices)	(Zip Code)

410-783-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On September 15, 2008, Lehman Brothers Holdings Inc. (“Lehman”) filed for protection under Chapter 11 of the federal Bankruptcy Code in the United States Bankruptcy Court in the Southern District of New York. Constellation Energy Group, Inc. (“Constellation”), Constellation Energy Commodities Group, Inc. (“Constellation Commodities”) and Baltimore Gas and Electric Company (“BGE”) have business relationships with subsidiaries of Lehman.  Lehman is not currently engaged in an any advisory capacity with Constellation or its subsidiaries. Constellation, Constellation Commodities and BGE believe the Lehman bankruptcy and the possible resulting effects on subsidiaries of Lehman will not have a material adverse effect on the Company or its subsidiaries individually or collectively.

Constellation Commodities is a counterparty with Lehman Brothers Commodity Services Inc. (“Lehman Commodity Services”) and Eagle Energy Partners 1, LP (“Eagle Energy”), subsidiaries of Lehman, in wholesale energy marketing transactions.  The obligations of Lehman Commodity Services and Eagle Energy are guaranteed by Lehman, and the Lehman bankruptcy filing gives Constellation Commodities the right to terminate the transactions.  As of September 15, 2008, Constellation Commodities did not have any direct net credit exposure to Lehman Commodity Services or Eagle Energy, based on existing contracts and current market prices.

BGE has existing contracts with Eagle Energy for the purchase of gas for the 2008 winter period based on a first of the month index price.  BGE does not have any material credit exposure under these contracts.  BGE does not believe that the failure of Eagle Energy to perform under these contracts would have a material impact on its ability to meet its customers’ gas requirements.

Shearson Lehman Brothers, a Lehman subsidiary, acts as a remarketing agent for BGE on a $48 million Anne Arundel County tax exempt bond.  The next remarketing under this bond issue is not scheduled until November.

Constellation and BGE have aggregate credit facility commitments of $6.13 billion (not including a firm, underwritten commitment for an additional $2.0 billion credit facility that extends through December 2009) with a large consortium of banks, including Lehman Brothers Bank, a subsidiary of Lehman.  As of September 15, 2008, Lehman Brothers Bank’s total commitment within these existing credit facilities is $150 million.  As of September 15, 2008, Constellation had excess liquidity of approximately $2.0 billion, excluding the existing $150 million Lehman Brothers Bank commitment and excluding the firm, underwritten commitment for an additional $2.0 billion credit facility that is expected to close in October 2008. Constellation does not believe that the potential reduction in available capacity under the credit facilities would have a significant impact on its liquidity.

Constellation, Constellation Commodities and BGE continue to closely monitor the Lehman bankruptcy situation closely and will weigh all legal rights appropriately to protect its rights under the various contractual relationships.

Forward-Looking Statements.  We make statements in this report that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other important factors that could cause actual performance or achievements to be materially different from those we project.  For a full discussion of risks, uncertainties, and other important factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Forms 10-K and 10-Q under the forward-looking statements and risk factors sections.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	September 15, 2008	/s/ Charles A. Berardesco
Charles A. Berardesco
Vice President, Deputy General Counsel, Chief
Compliance Officer and Corporate Secretary